Exhibit 10.8

                        AMERICAN CAPITAL STRATEGIES, LTD.

                             SENIOR PROMISSORY NOTE


$5,000,000                                                     December 30, 1998


FOR VALUE RECEIVED, the undersigned, AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), hereby promises to pay to US INTEGRATION SERVICES, INC., a Delaware corporation or its registered assigns (the "Holder"), the principal sum of FIVE MILLION DOLLARS ($5,000,000), with interest thereon on the principal amount outstanding at a rate equal to Seven and 75/100 percent (7.75%) per annum (the "Interest Rate").

This Senior Promissory Note (the "Note") is made upon and is subject to the following terms and conditions:

All accrued interest under this Note shall be due and payable monthly in arrears commencing on January 31, 1999, followed by payments on February 28, 1999 and March 31, 1999. Interest payments shall be calculated on the basis of a 360 day year of twelve 30-day months, and the actual days elapsed.

The outstanding principal, all accrued but unpaid interest and all other charges payable under this Note shall be due and payable in full on March 31, 1999 (the "Maturity Date"), or on such earlier date on which this Note may fall due as a result of acceleration.

Payments of principal of, interest on and any premium with respect to this Note are to be made in lawful money of the United States of America by check mailed and addressed to the registered Holder at 300 Delaware Ave. Suite 900 Wilmington, DE 19801 or, at the option of the Holder, in such manner and at such other place in the United States of America as the Holder hereof shall have designated to the Company in writing. If any payment hereunder becomes due and payable on a day other than a Business Day, the time for payment shall be extended to the next succeeding Business Day.

Holder may, at his option, prepay this Note, in whole or in part, at any time without premium or penalty.

Notwithstanding any provision to the contrary in this Note or any other agreement between the Holder and the Company, the Company shall not be required to pay, and the Holder shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law.

Upon the occurrence of an "Event of Default," Company shall be in default under the terms of this Note. The following events shall constitute Events of Default:


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          (a) The Company shall fail to pay any principal of or interest on this
          Note, or any other amount payable hereunder, when due in accordance with the terms hereof (provided that the Company shall have five days to cure any non-payment of interest); or

          (b) There is commenced by or against the Company any bankruptcy, reorganization or insolvency proceeding or other voluntary or involuntary proceeding for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") unless, in the case of any involuntary Insolvency Proceeding, the same is dismissed within thirty
          (30) days of the commencement thereof, and prior to the entry of any order for relief therein.

In addition to any other rights and remedies Holder may have as provided by law or pursuant to this Note and all other documents and instruments from time to time evidencing or securing the indebtedness evidenced hereby, if any Event of Default shall have occurred and be continuing, Holder may declare the unpaid principal amount hereof (together with accrued interest thereon) and all other amounts payable hereunder to be due and payable forthwith, whereupon the same immediately shall become due and payable.

This Note and the rights and obligations of the parties hereto shall be deemed to be contracts under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State, except for its rules relating to the conflict of laws.

All notices, demands and requests made pursuant to this Note shall be in writing and either (b) personally delivered, (c) sent by overnight courier with guaranteed delivery, or (d) mailed by first-class registered or certified mail, return receipt requested, to the party to which the notice, demand or request is being made to the following addresses and shall be deemed to have been given when actually received or refused, by the addressee or any other person at such address:



          If to Holder:

                    US Integration Services, Inc.
                    300 Delaware Ave.
                    Suite 900
                    Wilmington, DE 19801
                    ATTENTION: Mr. Francis Jacobs

          If to Company:

                    American Capital Strategies, Ltd.
                    3 Bethesda Metro Center
                    Suite 860
                    Bethesda, MD 20814
                    ATTENTION: President


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Either party may change its address for notices by notice given to the other party as provided herein.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE SECURITIES LAW OF ANY JURISDICTION.



                                           AMERICAN CAPITAL STRATEGIES, LTD.



                                           By: _____________________________
                                               Name: John R. Erickson
                                               Title: CFO








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